Exhibit 4.1

Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1, dated as of August 13, 2018 (this “Agreement”; capitalized terms used herein without definition having the meanings provided in Article I), is entered into among MAGELLAN HEALTH, INC., (with its successors, the “Borrower”), each Lender a party hereto and MUFG BANK, LTD. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

The Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement.

The Borrower has requested that the Lenders extend the Maturity Date of the Revolving Loans Commitments and outstanding Revolving Loans and the Maturity Date of the Term Loans, in each case for one year, pursuant to Section 1.15 and Section 1.16 of the Credit Agreement, respectively.

In addition, the Borrower has requested that other provisions of the Credit Agreement be amended as hereinafter set forth.

The Lenders party to this Agreement (the “Consenting Lenders”) are, on the terms and conditions stated below, willing to grant such request and to amend and extend the Credit Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party to this Agreement agrees, as follows:

ARTICLE I

DEFINITIONS

1.01     Definitions.  The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.

“Agreement” is defined in the preamble.

“Amendment No. 1 Effective Date”  is defined in Section 3.01.

“Borrower” is defined in the preamble.

“Consenting Lenders” is defined in the recitals.

Amendment No. 1 to Credit Agreement – Magellan Health, Inc.

“Credit Agreement” means the Credit Agreement dated as of September 22, 2017, among the Borrower, the Lenders party thereto and the Administrative Agent.

“Lenders” means each Lender from time to time party to the Credit Agreement.

1.02     Other Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined) provided in the Credit Agreement.

ARTICLE II

AMENDMENTS

2.01     Amendments.  Effective as of the Amendment No. 1 Effective Date, and subject to the terms and conditions set forth herein and in reliance upon representations and warranties set forth herein, the Credit Agreement is hereby amended as follows:

(a)        Section 7 of the Credit Agreement is hereby amended by adding the following new Section 7.25:

(b)        “7.25.  Beneficial Ownership Certification.   As of the date of this Agreement, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.”

(c)        Section 8 of the Credit Agreement is hereby amended by adding the following new Section 8.13:

“8.13.   Beneficial Ownership Certification.  Promptly following any reasonable request therefor, provide information and documentation reasonably requested by the Bank for purposes of compliance with the Beneficial Ownership Regulation.”

(d)        Section 9.01(xix) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

“(xix)   Liens on cash deposits pledged as collateral to secure Indebtedness permitted under Section 9.04(xii) so long as the aggregate amount of cash pledged as collateral at any time outstanding does not exceed $100,000,000;”

(e)        Section 9.04(xii) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

“(xii)   so long as no Event of Default then exists or would result therefrom, Indebtedness of the Borrower in respect of letters of credit issued for the account of the Borrower or any of its Subsidiaries in the ordinary course of business and supporting L/C Supportable Obligations so long as the aggregate stated amount of all such Indebtedness (including all unreimbursed drawings thereunder) does not exceed $100,000,000 at any time outstanding;”

Amendment No. 1 to Credit Agreement – Magellan Health, Inc.

(f)        Section 9.09 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

“9.09.   Total Leverage Ratio.  The Borrower will not permit the Total Leverage Ratio for any Test Period ending on the last day of any fiscal quarter of the Borrower to be greater than 2.50:1.00; provided that, at the request of the Borrower, following a Permitted Acquisition of at least $100,000,000 in aggregate consideration, the Total Leverage Ratio as of the last day of the four consecutive fiscal quarters following the consummation of such Permitted Acquisition shall not be greater than 3:00:1:00 (such period, a “Leverage Covenant Holiday”); provided,  further, that there shall be no more than two such Leverage Covenant Holidays permitted during the term of this Agreement.”

(g)        Section 11 of the Credit Agreement is hereby amended by adding the following definitions in the proper alphabetical order:

““Amendment No. 1” shall mean Amendment No. 1 to Credit Agreement dated as of August 13, 2018 among the Borrower, the Lenders party thereto and the Administrative Agent.”

““Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.”

““Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.”

(h)        Section 11 of the Credit Agreement is hereby amended by deleting the definition of “Maturity Date” in its entirety and substituted in lieu thereof the following:

““Maturity Date” shall mean the later of (a) September 22, 2023 and (b) if maturity is extended pursuant to Sections 1.15 or 1.16, such extended maturity date as determined pursuant to such Sections, respectively (and subject to the last sentence of Section 4.03).”

(i)         Section 13.07 of the Credit Agreement is hereby amended by adding at the end of subsection (a) thereof the following:

““Without limiting the foregoing, operating leases shall continue to be, for all purposes of this Agreement, classified and accounted for on a basis consistent with that reflected in the audited financial statements of the Borrower last delivered to the Administrative Agent prior to the date of Amendment No. 1, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes.”

Amendment No. 1 to Credit Agreement – Magellan Health, Inc.

2.02     Other Credit Documents.  From and after the Amendment No. 1 Effective Date, each reference to the Credit Agreement in any Credit Document shall be a reference to the Credit Agreement, as amended by this Agreement, as the same may hereafter be further amended, amended and restated, supplemented or otherwise modified.

ARTICLE III

CONDITIONS PRECEDENT

3.01     Conditions of Effectiveness.  This Agreement becomes effective on the date (the “Amendment No.1 Effective Date”) on which this Agreement has been duly executed and delivered by each of the parties named as a proposed signatory thereto.

(a)        No Material Adverse Effect.  Since March 31, 2018, no event, development or circumstance has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

(b)        No Default or Event of Default.  No event, act or condition has occurred and is continuing which would constitute a Default or Event of Default.

(c)        Consent Fee. The Administrative Agent shall have received, for the ratable account of each Consenting Lender that has executed and delivered a counterpart hereof to the Administrative Agent on or prior to 3:00 p.m. Eastern Time on August 13, 2018 (the “Deadline”), a fee equal to 0.04% of such Lender’s undrawn Commitment and amount of outstanding Loans on the Amendment No. 1 Effective Date (such fees, the “Consent Fees”).  The Consent Fees shall be payable in U.S. dollars in immediately available funds as directed by the Administrative Agent. Once paid, no Consent Fees shall be refundable under any circumstances.  For the avoidance of doubt, no Consent Fee shall be payable to any Lender that does not consent to this Agreement prior to the Deadline.

(d)        Costs and Expenses.  The Administrative Agent shall have received payment for the costs and expenses required to be reimbursed on or before the Amendment No. 1 Effective Date pursuant to Section 5.04.

(e)        Beneficial Ownership Certification.  If applicable, delivery of the Beneficial Ownership Certification.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement, the Borrower hereby represents and warrants that on and as of the Amendment No. 1 Effective Date after giving effect to this Agreement:

4.01     Due Authorization; No Conflict.  The execution and delivery by the Borrower of this Agreement and the performance by the Borrower of this Agreement and the Credit Agreement, as amended and otherwise modified by this Agreement, have been duly authorized by all necessary corporate or other organizational action of the Borrower, and do not and will

Amendment No. 1 to Credit Agreement – Magellan Health, Inc.

not: (a) contravene the terms of the Borrower’s organizational documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any contractual obligation to which the Borrower is a party or affecting the Borrower, or any properties of the Borrower or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or any of their property is subject; or (c) violate any applicable Law to which the Borrower or any of their property is subject, except to the extent a violation thereof would not reasonably be expected to have a Material Adverse Effect.

4.02     Enforceability.  Each of this Agreement and the Credit Agreement, as amended and otherwise modified by this Agreement, constitute a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable debtor relief laws and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.03     Representations and Warranties.  Each of the representations and warranties of the Borrower in Section 7 of the Credit Agreement shall be true and correct in all material respects (except that any representation and warranty that contains a materiality qualification is true and correct in all respects) on and as of the date hereof, with the same effect as if now made, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct (or true and correct in all material respects, as the case may be) as of such earlier date.

4.04     No Default. No Default or Event of Default has occurred and is continuing or resulted from the consummation of the transactions contemplated by this Agreement or any other Credit Document.

ARTICLE V

MISCELLANEOUS

5.01     Credit Document.  This Agreement is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

5.02     Lender Consent.  For purposes of determining compliance with the conditions specified in Section 3.01, each Lender party hereto shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment No. 1 Effective Date specifying its objection thereto.

5.03     Effect of Agreement.  (a) The Credit Agreement, as specifically amended or otherwise modified by this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.  Nothing in this Agreement shall constitute a novation of the Borrower's obligations under the Credit Agreement or any other Credit Document.

Amendment No. 1 to Credit Agreement – Magellan Health, Inc.

(b)        The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

5.04     Costs and Expenses.  The Borrower agrees to pay the costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent).

5.05     Section Captions.  Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

5.06     Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

5.07     Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature Page Follows]

Amendment No. 1 to Credit Agreement – Magellan Health, Inc.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MAGELLAN HEALTH, INC.,
as Borrower

By	/s/ Jonathan N. Rubin
Name:	Jonathan N. Rubin
Title:	Chief Financial Officer

Amendment No. 1 to Credit Agreement

Magellan Health, Inc.

Signature Page

/s/
MUFG BANK, LTD.,
as Administrative Agent

	By	/s/ Kevin Wood
	Name:	Kevin Wood
	Title:	Director

Amendment No. 1 to Credit Agreement

Magellan Health, Inc.

Signature Page

MUFG BANK, LTD.,
as Lender, Issuing Lender and Swingline Lender

By	/s/ Kevin Wood
Name:	Kevin Wood
Title:	Director

Amendment No. 1 to Credit Agreement

Magellan Health, Inc.

Signature Page

COMPASS BANK (d/b/a as BBVA
COMPASS), as Lender and Issuing Lender

By	/s/ Cameron D. Gateman
Name:	Cameron D. Gateman
Title:

Amendment No. 1 to Credit Agreement

Magellan Health, Inc.

Signature Page

JPMORGAN CHASE BANK, N.A.,
as Lender and Issuing Lender

By	/s/ Ling Li
Name:	Ling Li
Title:	Executive Director

Amendment No. 1 to Credit Agreement

Magellan Health, Inc.

Signature Page

U.S. BANK NATIONAL ASSOCIATION,
as Lender and Issuing Lender

By	/s/ Joseph M. Schnorr
Name:	Joseph M. Schnorr
Title:	Senior Vice President

Amendment No. 1 to Credit Agreement

Magellan Health, Inc.

Signature Page

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Lender and Issuing Lender

By	/s/ Jordan Harris
Name:	Jordan Harris
Title:	Director

Amendment No. 1 to Credit Agreement

Magellan Health, Inc.

Signature Page

/s/
BANK OF CHINA, NEW YORK BRANCH,
as Lender

	By	/s/ Raymond Qiao
	Name:	Raymond Qiao
	Title:	EVP

Amendment No. 1 to Credit Agreement

Magellan Health, Inc.

Signature Page

CITIBANK, N.A., as Lender

By	/s/ Andrew Kreeger
Name:	Andrew Kreeger
Title:	Vice President

Amendment No. 1 to Credit Agreement

Magellan Health, Inc.

Signature Page

/s/
FIFTH THIRD BANK, as Lender

	By	/s/ Vera B. McEvoy
	Name:	Vera B. McEvoy
	Title:	Director II

Amendment No. 1 to Credit Agreement

Magellan Health, Inc.

Signature Page

KEYBANK NATIONAL ASSOCIATION,
as Lender

By	/s/ Douglas Gardner
Name:	Douglas Gardner
Title:	Senior Vice President

Amendment No. 1 to Credit Agreement

Magellan Health, Inc.

Signature Page

CITY NATIONAL BANK, as Lender

By	/s/ Diane Morgan
Name:	Diane Morgan
Title:	Vice President

Amendment No. 1 to Credit Agreement

Magellan Health, Inc.

Signature Page

BANK OF TAIWAN, NEW YORK BRANCH,
as Lender

By	/s/ Yue-Li Shih
Name:	Yue-Li Shih
Title:	SVP & General Manager

Amendment No. 1 to Credit Agreement

Magellan Health, Inc.

Signature Page

CHANG HWA COMMERCIAL BANK, LTD.,
as Lender

By	/s/ Jerry Liu
Name:	Jerry Liu
Title:	VP & GM

Amendment No. 1 to Credit Agreement

Magellan Health, Inc.

Signature Page

FIRST COMMERCIAL BANK, LTD., A
REPUBLIC OF CHINA BANK ACTING
THROUGH ITS LOS ANGELES BRANCH,
as Lender

By	/s/ Hank P.H. Yu
Name:	Hank P.H. Yu
Title:	Assistant VP & Deputy Manager

Amendment No. 1 to Credit Agreement

Magellan Health, Inc.

Signature Page

HUA NAN COMMERCIAL BANK LTD.,
NEW YORK AGENCY, as Lender

By	/s/ Lin Tewei
Name:	Tewei Lin
Title:	Deputy General Manager

Amendment No. 1 to Credit Agreement

Magellan Health, Inc.

Signature Page

LAND BANK OF TAIWAN, NEW YORK
BRANCH, as Lender

By	/s/ Arthur Chen
Name:	Arthur Chen
Title:	General Manager

Amendment No. 1 to Credit Agreement

Magellan Health, Inc.

Signature Page

s/s
MEGA INTERNATIONAL COMMERCIAL
BANK, LTD., NEW YORK BRANCH, as Lender

	By	/s/ Ming Che Yang
	Name:	Ming Che Yang
	Title:	VP & DGM

Amendment No. 1 to Credit Agreement

Magellan Health, Inc.

Signature Page

TAIWAN BUSINESS BANK, LTD., NEW
YORK BRANCH, as Lender

By	/s/ Sandy Chen
Name:	Sandy Chen
Title:	General Manager

Amendment No. 1 to Credit Agreement

Magellan Health, Inc.

Signature Page

Hele
TAIWAN COOPERATIVE BANK,
SEATTLE BRANCH, as Lender

	By	/s/ Helen Cheng
	Name:	Helen Cheng
	Title:	V.P. and Deputy General Manager

Amendment No. 1 to Credit Agreement

Magellan Health, Inc.

Signature Page

CTBC BANK CO., LTD., NEW YORK
BRANCH, as Lender

By	/s/ Ralph Wu
Name:	Ralph Wu
Title:	SVP & General Manager

Amendment No. 1 to Credit Agreement

Magellan Health, Inc.

Signature Page

Ed
E.SUN COMMERCIAL BANK, LTD.,
LOS ANGELES BRANCH, as Lender

	By	/s/ Edward Chen
	Name:	Edward Chen
	Title:	SVP & GM

Amendment No. 1 to Credit Agreement

Magellan Health, Inc.

Signature Page

THE GUNMA BANK, LTD., as Lender

By	/s/ Toru Sasaki
Name:	Toru Sasaki
Title:	General Manager of International Dept

Amendment No. 1 to Credit Agreement

Magellan Health, Inc.

Signature Page